EXHIBIT 10.21
EXECUTION VERSION

THE SYMBOL "[*]" DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

TIME SHARING AGREEMENT
This TIME SHARING AGREEMENT (this “Agreement”) is made and entered into as of the 22nd day of April 2022, between The Hertz Corporation, (the “Operator”), and Stephen M. Scherr (the “User”).
RECITALS
The parties recite and declare that:
WHEREAS, Pacific Western Bank (“Owner”), as assignee is the registered owner of the aircraft described on Exhibit A attached hereto (such aircraft is referred to herein as the “Aircraft”).
WHEREAS, pursuant to that certain Aircraft Lease Agreement dated as of December 30, 2011, as amended pursuant to that certain Amendment to Aircraft Lease (s/n [*]) dated as of December 27, 2021 (collectively, the “Lease”), Owner leased the Aircraft to Hertz Aircraft, LLC (“Hertz Aircraft”).
WHEREAS, pursuant to that certain Amended and Restated Aircraft Dry Sublease Agreement (the “Sublease”), Hertz Aircraft, among other things, leases the Aircraft to Operator.
WHEREAS, User has agreed or agrees to use the Aircraft under such terms and conditions as are mutually satisfactory to the parties for the carriage of User and guests pursuant to a timesharing agreement as defined in and as otherwise required by Section 91.501 of the Federal Aviation Regulations (“FARs”).
WHEREAS, during the term of this Agreement, the Aircraft may be subject to concurrent leases to other lessees.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION ONE
Time Share of Aircraft
In consideration of the amounts to be charged contemplated by Section Three below, Operator agrees to lease the Aircraft with flight crew to User from and after the date hereof for the term described in Section Two below. The express intent of the parties hereto is that this Agreement shall constitute a “time sharing agreement” as such term is defined in Section 91.501 (c) (1) of the FARs. The Aircraft shall be operated hereunder pursuant to the terms of Section 91.501 (b) (6) of the FARs for the carriage of User and guests.
Nothing contained herein shall obligate User to any minimum usage of the Aircraft, it being understood that User’s usage shall be on an “as-needed” and “as-available” basis. User acknowledges that the Aircraft may be subject to the rights of third parties pursuant to other time sharing agreements, leases, charter agreements, interchange agreements and/or other similar agreements.
User shall make all requests for use of the Aircraft pursuant to this Agreement to Operator. Operator shall advise User of the identity of the person or department representative responsible for receiving such requests. Operator shall be responsible for scheduling the use by User of the Aircraft.
Requests for use of the Aircraft by User shall be made to Operator as far in advance as is practicable. Such requests shall indicate the dates of requested use, the proposed itinerary, the number and identity of the persons who will be passengers on such flight, the identity of any passengers who are guests of User, as the case may be, and any requests related to special services, catering, provisions, ground transportation and/or insurance. All requests for use shall be subject to, among other things, prior conflicting requests for use, Operator’s use of the Aircraft, the availability of the Aircraft and scheduled and unscheduled maintenance, repair and inspections. Operator, in its sole and absolute discretion, shall have the final authority to accept or reject any such request and the right to cancel or rescind any confirmed or unconfirmed request for any reason whatsoever. Operator shall use reasonable efforts to confirm any accepted requests for use and cancellations of any previously confirmed request. Operator shall not be responsible or liable for any delays or cancellations nor shall Operator be responsible for any consequential or punitive damages resulting therefrom.
SECTION TWO
Term
This Agreement shall remain in full force and effect until terminated. Either party may at any time terminate this Agreement for any reason whatsoever upon thirty (30) days’ written notice to the other party, delivered personally or by certified mail, return receipt requested, at the address for such other party set forth beneath its signature hereto.
SECTION THREE
Payments
Operator shall be responsible for all costs and expenses of owning, operating and maintaining the Aircraft. User shall compensate Operator for the use of the Aircraft in an amount equal to Operator’s actual costs associated with User’s use of the Aircraft with respect to (1) fuel, oil, lubricants and other additives, (2) travel expenses of the crew, including food, lodging and ground transportation, (3) hangar and tie-down costs from the Aircraft’s base of operation, (4) insurance obtained for the specific flight, (5) landing fees, airport taxes and similar assessments, (6) customs, foreign permit and similar fees directly related to the flights, (7) in-flight food and beverage, (8) passenger ground transportation and (9) flight planning and weather services, or in such other amounts as may be agreed upon in writing from time to time between the parties, provided, however, in no event shall any amounts be charged by Operator or paid by User hereunder that are not specifically authorized by Section 91.501 (d) of the FARs nor shall the aggregate charges for any flight exceed the amounts specifically authorized by Section 91.501 (d) of the FARs. Notwithstanding the foregoing, in the event that any payments are made by User to Operator which exceed the amounts specifically authorized by Section 91.501 (d) of the FARs, Operator shall promptly refund such amount to the User.
Operator shall invoice User promptly following travel conducted pursuant to this Agreement. User will make payment in full promptly upon the receipt of such invoice. All such payments and other sums payable hereunder shall be absolute and unconditional and are not subject to any abatement, setoff or counterclaim.

SECTION FOUR
Operator
Operator shall furnish fully qualified and properly certified pilots for the Aircraft, each of whom shall be included in the insurance coverage required to be maintained pursuant hereto. At any time during which a flight is made by or on behalf of User under this Agreement, Operator shall have possession, command, dominion and control of the Aircraft. Operator shall have complete and exclusive responsibility for (i) scheduling, dispatching and flight of the Aircraft on all flights conducted pursuant to this Agreement, (ii) the physical and technical operation of the Aircraft and (iii) the safe performance of all flights. Operator shall have “operational control” of the Aircraft for all purposes of the FARs and as defined in Section 1.1 of the FARs. Notwithstanding the foregoing, the pilot-in-command of each flight shall have the final authority with respect to (i) the initiation or termination of any flight, (ii) selection of the routing of any flight, (iii) determination of the load to be carried and (iv) all decisions relating to the safety of any flight.
SECTION FIVE
Insurance
Operator shall maintain or cause to be maintained in full force and effect and at Operator’s own expense, passenger liability, public liability, property damage, baggage and cargo insurance in such form, for such amounts, and for such other coverages, and with such insurers as shall be acceptable to Operator, insuring Operator and User as their interests may appear against claims for death of or injury to persons, or loss of or damage to property in connection with the possession, use, or operation of the Aircraft by User. Notwithstanding the foregoing and subject to the limitations of Section 91.501 (d), upon Operator’s request, User hereby agrees that it shall, at Operator’s request, reimburse Operator for the cost and expense of any insurance obtained for any specific flight.
SECTION SIX
Risk of Loss
Operator shall be liable for any loss or damage to the Aircraft during the term of this Agreement in connection with the possession, use or operation of the Aircraft by User and, at Operator’s own expense, shall keep the Aircraft insured (at its then current fair market value) together with all its equipment and accessories, at such times against loss or damage from crash, fire, windstorm, collision, or other casualty.
SECTION SEVEN
Restrictions on Use
Use of the Aircraft by User shall be for User’s own account and shall be subject to the use limitations set forth in Section 91.501 (b) (6) of the FARs. User is hereby expressly prohibited from using the Aircraft for the transportation of passengers or cargo for compensation or hire.
User shall only use the Aircraft in accordance with the terms and provisions of each insurance policy providing coverage. User may operate the Aircraft only for the purposes, and within the geographical limits, set forth in the insurance policy or policies obtained in compliance with this Agreement. Furthermore, User shall not use the Aircraft in violation of the FARs or any foreign, Federal, state, territorial or municipal law or regulation.
User hereby acknowledges that Operator’s use and possession of the Aircraft is subject to the terms and conditions of the Lease and the Sublease. User has been provided with copies of the Lease and the Sublease and has read and understands the Lease and the Sublease. The use and operation of the Aircraft hereunder is expressly subject and subordinate to the Lease and the Sublease. In the event that there is any conflict between this Agreement, on the one hand, and the Lease and/or the Sublease, on the other hand, this terms and conditions of the Lease and/or the Sublease shall control and this Agreement shall be deemed amended to conform the use and operation of the Aircraft to be consistent with the terms and conditions of the Lease and/or the Sublease.
SECTION EIGHT
Inspection by Operator

User hereby agrees to permit Operator or Operator’s authorized agent to inspect the Aircraft at any reasonable time and to furnish any information in respect to the Aircraft and its use that Operator may reasonably request.
Operator shall, at its own expense, at all times during the term of this Agreement, inspect the Aircraft or cause the Aircraft to be inspected so as to keep the Aircraft currently certified as airworthy and in good and safe order, repair and condition in accordance with the Federal Aviation Administration (“FAA”), Department of Transportation and any other governmental authority, domestic or foreign, having jurisdiction therefor.

SECTION NINE
Maintenance and Repair

User shall not have the right to alter, modify, or make additions or improvements to the Aircraft without permission from Operator. Operator shall, at its own expense, at all times during the term of this Agreement, maintain and inspect the Aircraft or cause the Aircraft to be maintained and keep the Aircraft currently certified as airworthy and in good and safe operating order, repair and condition in accordance with the FAA, Department of Transportation and any other governmental authority, domestic or foreign, having jurisdiction therefor. Operator will maintain the Aircraft or cause the Aircraft to be maintained in accordance with the manufacturer’s operating, inspection and maintenance manuals and all FARs, as they are applicable to the Aircraft.
User hereby acknowledges that maintenance, repair and inspection schedules may make the Aircraft unavailable for use hereunder from time to time. Such maintenance, repair and inspection schedules shall have priority over User’s scheduling requests.

SECTION TEN
Title
The registration of, and title to, the Aircraft shall be in the name of Owner. The Aircraft, at all times during the terms of this Agreement shall bear United States registration markings.
SECTION ELEVEN
Payment of Taxes
Neither any payment made pursuant to Section Three nor any other payments to be made by User under this Agreement includes the amount of any Taxes which may be assessed or levied by any Taxing Jurisdiction as a result of the provision by Operator of the Aircraft to User, the use of the Aircraft by or for User or the provision of a taxable transportation service by Operator. User is responsible for shall indemnify and hold harmless Operator against, and shall remit to Operator all such Taxes together with each payment pursuant to Section Three; provided, however, that if any such Taxes shall be due and payable at an earlier time as a matter of applicable Law, User shall remit such Taxes to Operator at the time required by applicable law
Operator is responsible for and shall pay all Taxes imposed by any Taxing Jurisdiction upon or relating to the ownership of the Aircraft during the term of this Agreement.
To the extent that any Federal Excise Taxes are levied or assessed against any use hereunder, User shall be responsible for the payment of such Federal Excise Taxes incurred with respect to the possession, use or operation of the Aircraft by or for User. Operator shall be responsible for the collection from User, and remission to the proper authority, of such Federal Excise Taxes.
For purposes of this Agreement, the terms “Taxes” and “Taxing Jurisdiction” shall have the following meanings:
“Taxes” means all sales taxes, use taxes, retailer taxes, duties, fees, excise taxes (including, without limitation, federal transportation excise taxes), or other taxes of any kind which may be assessed or levied by any Taxing Jurisdiction as a result of the provision by Operator of the Aircraft to User, the use of the Aircraft by or for User or the provision of a taxable transportation service by Operator.
“Taxing Jurisdiction” means any federal, state, county, local, airport, district, foreign, or other governmental authority that imposes Taxes.
SECTION TWELVE
Assignment

User shall not assign this Agreement or any interest in the Aircraft, or sublet the Aircraft, without the prior written consent of Operator. Notwithstanding the foregoing, User may, without further consent of Operator make the Aircraft available to its guests and other permitted parties pursuant and subject to Section 91.501 (b) (6) of the FARs. Subject to the foregoing, this Agreement inures to the benefit of, and is binding on, the heirs, legal representatives, successors and assigns of the parties.
SECTION THIRTEEN
Accident and Claim
User shall immediately notify Operator of (i) all items in need of maintenance and repair on the Aircraft of which User may become aware and (ii) each accident involving the Aircraft, which notification shall specify the time, place and nature of the accident or damage, the names and addresses of parties involved, persons injured, witnesses and owners of properties damaged, and such other information as may be known. User shall advise Operator of all correspondence, papers, notices and documents whatsoever received by User in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigation instituted by Operator and in the recovery of damages from third persons liable thereof.
SECTION FOURTEEN
Return of Aircraft to Operator
Upon the termination of this Agreement and after the termination of any use of the Aircraft by User hereunder, User shall return the Aircraft to Operator in as good operating condition and appearance as when received, ordinary wear and tear excepted.
SECTION FIFTEEN
Liens

User not shall assign, sell, transfer, or encumber the Aircraft, any engine, or any part thereof. User will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Aircraft. User will promptly, at its own expense, take such action as may be necessary to discharge any lien created by, through or under User if the same shall arise at any time.
SECTION SIXTEEN
Default

If User fails to comply with any provision of this Agreement, Operator shall have the right to take possession of the Aircraft wherever it may be located, without demand or notice and without any court order or other process of law and to pursue any other remedy available to Operator at law or in equity. In the event of such default by User, Operator, at Operator’s option, may immediately terminate this Agreement and/or terminate any period of User’s use hereunder. Notwithstanding any repossessions or other action that Operator may take, User shall be and remain liable for the full performance of all obligations on the part of User to be performed under this Agreement. Operator’s waiver of any default on the part of User shall not constitute a waiver of subsequent defaults.
SECTION SEVENTEEN
Miscellaneous

A.    Each party participated equally in the drafting of this Agreement and accordingly no court shall construe this Agreement any more stringently against one party hereto.
B.    This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, excluding its conflict of law provisions.
C.    This Agreement constitutes the entire agreement of the parties hereto regarding the subject matter hereof. This Agreement shall not be modified or amended except by a further written document signed by both parties. No provision hereof may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.
D.    In the event any litigation is commenced by a party to this Agreement that is in any way related to or associated with the subject matter of this Agreement, the prevailing party in such litigation shall be awarded their reasonable attorney’s fees and costs through and including any appeals.
E.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION EIGHTEEN
Truth-in-Leasing

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE FOLLOWING PROVISION OF THE FARS: CHOOSE ONE:
    91.409 (f) (1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121 or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.411(a) (2).
    91.409 (f) (2):    An approved aircraft inspection program approved under FAR 135.419 and currently in use by a person holding an operating certificate issued under FAR Part 135.
    91.409 (f) (3):    A current inspection program recommended by the manufacturer.
    91.409 (f) (4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).
BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FARS: CHOOSE ONE:
91.409 (f) (1) 91.409 (f) (2) 91.409 (f) (3) 91.409 (f) (4)
USER ACKNOWLEDGES THAT WHEN OPERATOR OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, OPERATOR SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE IN OPERATIONAL CONTROL OF THE AIRCRAFT. BY EXECUTION OF THIS AGREEMENT, EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
THE OPERATOR, WHOSE NAME AND ADDRESS ARE SET FORTH BELOW, SHALL BE SOLELY RESPONSIBLE FOR OPERATIONAL CONRTROL OF THE AIRCRAFT DURING ALL PERIODS THROUGHOUT THE TERM OF THIS AGREEMENT. EACH PARTY HERETO CERTIFIES BELOW THAT IT UNDERSTANDS ITS RESPONSIBILITES FOR COMPLIANCE WITH ALL APPLICABLE FEDERAL AVIATION REGULATIONS.

THE HERTZ CORPORATION By: /s/ M. David Galainena M. David Galainena, Executive Vice President, General Counsel and Secretary Stephen M. Scherr /s/ Stephen M. Scherr

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.
THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

Exhibit B attached hereto contains further instructions regarding compliance with FAR 91.23(c) “Truth-in-Leasing” requirements.

[The remainder of this page has been intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Master Agreement effective as of the date first above written.

THE HERTZ CORPORATION

By: /s/ M.David Galainena
Name:     M. David Galainena,
Title: Executive Vice President, General Counsel and Secretary

Addresses for Notices:

The Hertz Corporation
8501 Williams Road
Estero, Florida 33928
Attention:  General Counsel
Facsimile:  [*]
Email: [*]

Stephen M. Scherr

/s/ Stephen Scherr

Addresses for Notices:

[*]____________

Attention:  [*]
Facsimile:  [*]
Email:  [*]

[The Hertz Corporation Time Sharing Agreement]

EXHIBIT A
DESCRIPTION OF AIRCRAFT

Aircraft:        [*]
Serial Number:    [*]
Registration Number:    [*]
Home Airport:        Naples, Florida

EXHIBIT B
INSTRUCTIONS FOR COMPLIANCE WITH FAR SECTION 91.23 (c)
“TRUTH IN LEASING” REQUIREMENTS

1.    Mail a copy of this Agreement to the following address preferably via certified mail, return receipt requested, within 24 hours of its execution to:

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.    At least 48 hours prior to the first flight of the Aircraft under this Agreement, notify by telephone or in person the FAA Flight Standards District Office (FSDO) nearest the airport where the first flight under this Agreement will originate. Such notice shall inform the FAA of (a) the location of the airport of departure, (b) the departure time and (c) the registration number of the Aircraft.

3.    Carry a copy of this Agreement in the Aircraft at all times.